As filed with the Securities and Exchange Commission on February 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDALLION FINANCIAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	04-3291176
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

437 Madison Avenue, 38th Floor

New York, New York 10022

(Address, including Zip Code, of Principal Executive Offices)

Medallion Financial Corp. First Amended and Restated 2006 Non-Employee Director Stock Option Plan

(Full title of the plan)

Jeffrey Yin, Esq.

Chief Compliance Officer and General Counsel

Medallion Financial Corp.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James G. Silk, Esq.

Willkie Farr & Gallagher LLP

1875 K Street, NW

Washington, DC 20006

(202) 303-1275

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	100,000	$12.92(2)	$1,292,000.00	$176.23

(1)	This Registration Statement covers 100,000 shares of the common stock of Medallion Financial Corp. (the “Registrant”), par value $0.01 per share (the “Common Stock”), authorized to be issued pursuant to the Medallion Financial Corp. First Amended and Restated 2006 Non-Employee Director Stock Option Plan (the “Plan”). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based on the average of high and low prices reported on the NASDAQ Global Select Market on February 4, 2013.
(3)	In accordance with General Instruction E to Form S-8, the filing fee is being paid only with respect to the additional 100,000 shares of Common Stock issuable pursuant to the Plan.

INTRODUCTION

This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register an additional 100,000 shares of Common Stock issuable pursuant to the Plan. In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the Registration on Form S-8 (No. 333-150097, filed April 4, 2008), filed with the Securities and Exchange Commission (the “Commission”), together with all exhibits filed therewith or incorporated therein by reference, except as amended or superceded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission under the Securities Act or the Securities Exchange Act of 1934, as amended (“Exchange Act”), are incorporated herein by reference and made a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 and the Registrant’s Current Reports on Form 8-K filed with the Commission by the Registrant on February 23, 2012, March 8, 2012, May 2, 2012, May 21, 2012, June 13, 2012, June 28, 2012, July 27, 2012, August 2, 2012, October 31, 2012, November 6, 2012, December 26, 2012, January 11, 2013 and January 30, 2013.

(c)	The description of the Common Stock, incorporated by reference into the Registrant’s Registration Statement on Form 8-A, filed pursuant to the Exchange Act on February 26, 1996, which description is contained in the Registrant’s Registration Statement on Form N-2, filed pursuant to the Securities Act on February 26, 1996, as updated in the Pre-Effective Amendment No. 1 to Company’s Registration Statement on Form N-2 (under the heading “Description of Capital Stock”), filed pursuant to the Securities Act on May 25, 2001, into the Registrant’s Registration Statement on Form N-2, filed pursuant to the Securities Act on August 4, 2006, as updated in the Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (under the heading “Description of Our Capital Stock”), filed pursuant to the Securities Act on May 10, 2007, as further updated in the Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (under the heading “Description of Our Capital Stock”), filed pursuant to the Securities Act on May 5, 2008 and into the Registrant’s Registration Statement on Form N-2, filed pursuant to the Securities Act on December 20, 2011, as updated in the Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (under the heading “Description of Our Capital Stock”), filed pursuant to the Securities Act on April 24, 2012.

All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of the post-effective amendment that indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Mario M. Cuomo is one of the Registrant’s directors and Of Counsel with the law firm of Willkie Farr & Gallagher LLP, which serves as the Registrant’s outside legal counsel in connection with various matters, including with respect to the opinion of counsel as to the legality of the securities being registered pursuant to this Registration Statement. Mr. Cuomo participates in the Plan and receives options thereunder to the same extent as all other non-employee directors. As of February 8, 2013, Mr. Cuomo held stock options covering 14,000 shares of Common Stock.

Item 8.	Exhibits

Exhibit No.

5	Opinion of Willkie Farr & Gallagher LLP, counsel to the Registrant, as to the legality of the shares of Common Stock to be originally issued pursuant to the Plan (filed herewith).

23.1	Consent of WeiserMazars LLP (filed herewith).

23.2	Consent of Willkie Farr & Gallagher (included in the opinion filed as Exhibit 5).

24	Power of Attorney (reference is made to the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 8, 2013.

MEDALLION FINANCIAL CORP.

By:	/s/ Alvin Murstein
Alvin Murstein
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alvin Murstein and Andrew M. Murstein, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Alvin Murstein	Chairman of the Board of Directors	February 8, 2013
Alvin Murstein	and Chief Executive Officer (Principal Executive Officer)

/s/ Larry D. Hall	Senior Vice President and	February 8, 2013
Larry D. Hall	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Andrew M. Murstein	President and Director	February 8, 2013
Andrew M. Murstein

/s/ Henry L. Aaron	Director	February 8, 2013
Henry L. Aaron

/s/ Mario M. Cuomo	Director	February 8, 2013
Mario M. Cuomo

/s/ Henry D. Jackson	Director	February 8, 2013
Henry D. Jackson

/s/ Stanley Kreitman	Director	February 8, 2013
Stanley Kreitman

/s/ Frederick A. Menowitz	Director	February 7, 2013
Frederick A. Menowitz

/s/ David L. Rudnick	Director	February 8, 2013
David L. Rudnick

/s/ Lowell P. Weicker, Jr.	Director	January 31, 2013
Lowell P. Weicker, Jr.

EXHIBIT INDEX

Exhibit	Description

5	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of WeiserMazars LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included in the opinion filed as Exhibit 5 hereto).

24	Power of Attorney (reference is made to the signature page).